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                            Exhibit 23.1

                          KPMG Peat Marwick
                    Certified Public Accountants
                             Suite 2000
                    1211 South West Fifth Avenue
                         Portland, OR  97204
                       Telephone 503-221-6500
                        Telefax 503-796-7650





                   Consent of Independent Auditors



The Board of Directors
Willamette Industries, Inc.:


We consent to the use of our report incorporated herein by reference and to the reference to our firm under the heading "Experts" in the Prospectus. Our report refers to a change in accounting related to income taxes and postemployment benefits.



                                     /s/  KPMG Peat Marwick
                                     KPMG PEAT MARWICK




April 22, 1994